EXHIBIT 10.3

Consulting Agreement

This Consulting Agreement (the “Agreement”) is entered into this 1st day of August,  2016 (the “Effective Date”) by and between Fantex Holdings, Inc., (the “Company”) and Dave Mullin (the “Contractor”), each with the respective addresses set forth below (each a “Party” and collectively the “Parties”).

1.  Engagement. Company hereby engages the Contractor to perform the services described on Exhibit A hereto (the “Services”) in accordance with the terms and conditions set forth therein and in this Agreement. Exhibit A shall also describe (i) the fees payable to Contractor for the Services and (ii) any deliverables which Contractor will develop in connection with the Services.

2.  Changes to Services.  Any changes to the Services, including the schedule, deliverables, and related fees, must be approved by the prior written consent of the Party not requesting the change.

3.  Independent Contractor. Contractor’s relationship to the Company shall be that of an Independent Contractor.  Nothing in this Agreement shall be construed to create any partnership, joint venture, employer-employee or agency relationship between Company and Contractor or its agents.  Contractor shall not represent to any third party that any such relationship exists. Except as set forth in Exhibit A Contractor shall not be entitled to any benefits or contributions that Company may make available to its employees, including group insurance, profit-sharing, or retirement benefits.  Contractor is solely responsible for paying all taxes arising from any payments made under this agreement.

4. Ownership.  All deliverables, ideas, inventions, improvements, methods, processes, works of authorship and other forms of intellectual property that the Contractor conceives, reduces to practice or develops during the term of the Agreement, alone or in conjunction with others, in connection with performance of the Services, including designs, data, ideas, inventions, know-how, materials, marks, methods, plans, procedures and strategies (collectively, the “Work Product”), will be the sole and exclusive property of the Company.  Any and all elements of the Work Product that are works of authorship eligible to be “works made for hire” under the U.S. Copyright Act shall be considered works made for hire with the Company as “author.”  Contractor hereby irrevocably assigns to Company all right, title and interest worldwide in and to the Work Product and all intellectual property rights therein.

5.  Confidentiality.  Contractor may obtain access to information related to Company’s business (including trade secrets, technical information, business forecasts and strategies, marketing plans, customer and supplier lists, personnel information, financial data, and proprietary information of third parties provided to Company in confidence) that Company considers to be confidential or proprietary or Company has a duty to treat as confidential, excluding such information as Contractor can demonstrate existed in the public domain as of the Effective Date (the “Confidential Information”). Contractor will (a) hold all

Confidential Information in strict trust and confidence; (b) not use or permit others to use Confidential Information in any manner or for any purpose not expressly permitted or required by this Agreement; and (c) not disclose or permit others to disclose any Confidential Information to any third party without obtaining Company’s express prior written consent on a case-by-case basis.

6.  Further Assurances. Contractor will (a) cooperate with and assist the Company, both during and after the term of this Agreement, in perfecting, maintaining, protecting and enforcing Company’s rights in the Work Product, and (b) execute and deliver to Company any and all documents deemed necessary or appropriate by Company in its discretion to perfect, maintain, protect or enforce Company’s rights in the Work Product or otherwise carry out the purposes of this Agreement.

7. Contractor’s Representations and Warranties. Contractor represents, warrants, and covenants that (a) neither the Work Product nor the Services will infringe or misappropriate any intellectual property right of any person or entity; (b) Contractor has not and will not grant any right or interest in the Work Product to any person or entity other than the Company; (c) Contractor has the full power and authority to enter into this Agreement; and (d) Contractor will comply with all laws in performing its obligations under this Agreement.

8.  Performance. Contractor further warrants that it will perform all Services in a professional and workmanlike manner.

9.  Indemnification.  Contractor will indemnify and hold harmless Company and its affiliates, employees, and agents from and against any and all liabilities, losses, damages, costs, and other expenses (including attorneys’ and expert witnesses’ costs and fees) arising from or relating to any breach of any representation, warranty, covenant, or obligation of Contractor in this Agreement or any intentional misconduct or negligence by Contactor in performing the Services.

10.  Limitation of Liability.  In no event will Company be liable for any consequential, indirect, exemplary, special, or incidental damages arising from or relating to this Agreement.  Company’s total cumulative liability in connection with this Agreement, whether in contract or tort or otherwise, will not exceed the aggregate amount of Fees owed by Company to Contractor for Services performed under this Agreement.

11.  Termination.  This term of this Agreement shall continue until July 31, 2017,  provided, however, that the Company may terminate this Agreement with 30 days prior written notice in the event that Contractor breaches this Agreement and such breach is not cured within the 30 day notice period.

12.    Miscellaneous. This Agreement is governed by the laws of the State of California without reference to any conflict of laws principles that would require the application of the laws of any other jurisdiction. If any provision of this Agreement is, for any reason, held to be invalid or unenforceable, the other provisions of this Agreement will be unimpaired and the invalid or unenforceable provision will be deemed modified so that it is valid and enforceable to the maximum extent permitted by law.  Neither the Contractor nor the Company may assign their rights under this Agreement without the prior written consent of the other Party.  All waivers must be in writing and signed by the Party to be charged.  Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.  Any and all notices or communications required by this Agreement shall be to signatories hereof and to the addresses or email addresses first set forth below.  As used herein, the term “including” shall mean “including without limitation.” Contractor shall be responsible for all expenses unless Exhibit A expressly states otherwise. Contractor may not subcontract any portion of the Services without the Company’s prior written consent. This Agreement and the attached Exhibit A constitute the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous communications and understandings between the Parties.  No modification of or amendment to this Agreement will be effective unless in writing and signed by the Party to be charged.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Parties have executed this Agreement as of the Effective Date.

Fantex Holdings, Inc.  (“Company”)

Signed: /s/ Cornell French_______________

Name: ______________________________

Title: Chief Executive Officer____________

Address: 330 Townsend St., Suite 234

San Francisco, CA 94107

Phone: 415-592-5950

Email: ______________________________

Dave Mullin (“Contractor”)

Signed: /s/ Dave Mullin_________________

Address: ____________________________

____________________________________

____________________________________

Phone: ______________________________

Email: ______________________________

Exhibit A

Services: As directed by the Company’s CEO. Services may include projects related to finance, accounting, business operations, strategic planning and similar projects for the Company and its subsidiaries.

Deliverables: To be determined on a project by project basis.

Fees: Contractor to be paid $10,416.67 per month and the Company will maintain Contractor’s enrollment in the Company’s health insurance plan and pay the Contractor’s premiums under such plan.